SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SCURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): August 22, 2005

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EP Global Communications, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30797	14-1818396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Exceptional Parent Magazine 551 Main Street, Johnstown, Pennsylvania 15901

(Address of Principal Executive Offices)(Zip Code)

(814) 361-3860

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 22, 2005, Gregg Lapointe resigned from his position as a member of the Board of Directors of the Company because of his responsibilities at his current employer.  The Company intends to appoint a director to fill the vacancy on the Board of Directors as soon as possible.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:

None

(b)	Exhibits
Number	Exhibit
99.1	Resignation from Gregg Lapointe

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EP GLOBAL COMMUNICATIONS, INC.

By:	/s/Joseph Valenzano
Joseph Valenzano, President

August 25, 2005